 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997

                                                          REGISTRATION NO. 33-


-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

-------------------------------------------------------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                          LILLIAN VERNON CORPORATION

(Exact name of Registrant as specified in its character)

DELAWARE                                                13-2529859
(State or other jurisdiction of incorporation           I.R.S.
 or organization)                                       Employer Identification
                                                        No.)

                 543 MAIN STREET, NEW ROCHELLE, NEW YORK 10801
                   (address of Principal Executive Office)

                   1997 PERFORMANCE UNIT, RESTRICTED STOCK,
             NON-QUALIFIED OPTION AND INCENTIVE STOCK OPTION PLAN

                                      and

               1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full Title of Plans)

                                Lillian Vernon
                    (Chairman and Chief Executive Officer)

                          Lillian Vernon Corporation
                                543 Main Street
                         New Rochelle, New York 10801
                                (914) 576-6400
                     (Name, address including zip code and
                    telephone number, including area code,
                            of agent for service).

Copies to:
               Alan M. Rashes, Esq.
               Salon, Marrow & Dyckman, LLP
               685 Third Avenue
               New York, New York 10017


                                                   CALCULATION OF REGISTRATION FEE

                                                              Proposed                  Proposed
Title of                                                      Maximum                   Maximum           Amount of
Each Class                          Amount to be              Price Per                 Offering          Registration
to be Registered                    Registered                Share                     Price             Fee
----------------                    ------------              ---------                 --------          ------------
Stock Options                       575,000(1)                  --                        --                 --    (2)
Common Stock, $.01                  575,000(3)(4)             $16.875(5)               $9,703,125         $3,345.91
Par Value


---------------------------


(1) Represents the maximum number of options to be granted pursuant to the 1997 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan (the "Incentive Compensation Plan") - 525,000 options and the number of options to be granted pursuant to the 1997 Stock Option Plan for Non-Employee Directors (the "Non- Employee Directors Option Plan") - 50,000 options, both plans collectively referred to as the "Plans".

(2) No registration fee is required pursuant to Rule 457(h)(2).

(3) Shares issuable upon exercise of stock options or otherwise issued pursuant to the Plans.

(4) Includes an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the Plans.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the closing price of the Common Stock as reported by the American Stock Exchange (the "AMEX") on September 23, 1997.

                          LILLIAN VERNON CORPORATION

Cross Reference Sheet Pursuant to Rule SK 501(b)
Between Registration Statement (Form S-8) and Section 10(a)
Prospectus.

         Item Number and Caption                    Heading in Prospectus
         -----------------------                    ---------------------

1. (a) General Plan Information                     Cover, Prospectus
                                                    Summary, Business, Cover

   (b) Securities to be Offered                     Cover

   (c) Employees Who May Participate                Eligibility and
                                                    Participation

   (d) Purchase of Securities Pursuant              Securities Covered by
       to the Plan and Payment for                  the Prospectus
       Securities Offered

   (e) Resale Restrictions                          Not Applicable

   (f) Tax Effects of                               Federal Income Tax
       Plan Participation                           Consequences

   (g) Investment of Funds                          Not Applicable

   (h) Withdrawal from the Plan,                    Not Applicable
       Assignment of Interest

   (i) Forfeitures and Penalties                    Performance Unit Awards,
                                                    Restricted Stock Awards,
                                                    Non-qualified Options
                                                    Incentive Stock Options,
                                                    Summary of Non-Employee
                                                    Directors Plan

   (j) Charges and Deductions                       Not Applicable
       and Liens Therefor

2.    Information with Respect                      Available Information,
      to the Registrant                             Business

3.    Incorporation of Certain                      Documents Incorporated
      Information by Reference                      by Reference

4.    Description of Securities                     Securities Covered by
                                                    Prospectus, Part II

5.    Interests of Named Experts                    Legal Matters, Part II
      and Counsel

6.    Indemnification of Directors                  Indemnification of
      and Officers                                  Directors and Officers
                                                    Part II

 7.      Exemption from Registration                Not Applicable
         Claimed

 8.      Exhibits                                   Part II

 9.      Undertakings                               Part II

                                  PROSPECTUS

                          Lillian Vernon Corporation
                                $ .01 Par Value

         This Prospectus relates to the offering of a maximum 575,000 shares of Common Stock to employees, directors and consultants of Lillian Vernon Corporation, as described in the 1997 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan and the 1997 Stock Option Plan for Non-Employee Directors.

                       Securities Covered by Prospectus

         525,000 shares of Common Stock $ .01 par value, under the 1997 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan and 50,000 shares of Common Stock $ .01 par value, under the 1997 Stock Option Plan for Non-Employee
Directors.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offering described herein, and information or representations not herein contained in this Prospectus, and if given or made, must not be relied upon as having been authorized by the Company, or anyone who may be an underwriter with respect to such offering. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation, except where otherwise indicated herein, this Prospectus speaks as of its date and neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                           -----------------------

                      The date of this Prospectus is September 26, 1997.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-8 together with all amendments (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act'), with respect to the Common Stock described in this Prospectus and of which this Prospectus forms a part. Such Registration Statement and the exhibits thereto can be inspected and copied at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects by such reference.

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus.

                                  THE COMPANY

         Lillian Vernon Corporation (the "Company"), a Delaware corporation, is a direct mail specialty catalog company concentrating on the marketing of gift, household, gardening, kitchen, Christmas and children's products. The Company, a predecessor of which was founded in 1951, seeks to provide customers with reasonably priced products that can be differentiated from competitive products, either by design, price or personalization. In fiscal 1997, the Company published 29 catalog editions, and mailed over 175,000,000 catalogs to past and prospective customers.

            1997 Performance Unit, Restricted Stock, Non-Qualified
                    Option and Incentive Stock Option Plan
                        ("Incentive Compensation Plan")
            ------------------------------------------------------

General

         The Incentive Compensation Plan was adopted by the Company's Board of Directors in March 1997 and approved by the Company's Stockholders at the Company's annual meeting held on July 25, 1997.

         The Incentive Compensation Plan replaced the Company's 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan, which plan expired on February 22, 1997 and which plan contained identical provisions to the Incentive Compensation Plan. The Incentive Compensation Plan features a performance unit plan, a restricted stock plan, a non-qualified option plan and incentive stock option plan designed to provide a competitive and balanced incentive compensation plan for employees, directors, consultants and others who render services to the Company. The Board of Directors believes that the acquisition of such proprietary interests in the Company has stimulated and will continue to stimulate the efforts of such key employees, directors who are also employees and consultants on behalf of the Company and will strengthen their desire to remain with and render services to the Company.

         There are an aggregate of 525,000 shares of Common Stock reserved for issuance upon payment of performance units if awarded, the exercise of non-qualified and incentive options and restricted stock granted under the Incentive Compensation Plan.

         The following is a summary of the basic provisions of the Incentive Compensation Plan and its components to the extent applicable, which summary does not purport to be complete and is subject in all respects to the provisions of the Incentive Compensation Plan, to which reference is hereby made. This summary is modified in its entirety by such reference and does not relate, or give effect, to provisions of statutory or common law.

               Administration of the Incentive Compensation Plan

         The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which will not be comprised of less than three members of the Board of Directors, who are not employees of the Company. The Committee has full authority, in its discretion, to determine the individuals to whom and the times at which performance units or restricted stock will be awarded and options shall be granted and the number of units and/or shares to be issued pursuant to each such award or grant. Non-employee directors are not eligible to participate in the Incentive Compensation Plan. Non-employee directors receive option grants pursuant to the 1997 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Option Plan").

         The Committee has full authority to interpret the Incentive Compensation Plan, to prescribe, amend and rescind rules and regulations relating thereto and to determine the terms and provisions of the respective restricted stock and performance units awards and option grants.

         Shares Available for Distribution

         As of the date of this Prospectus, the company has granted non-qualified options exercisable for 27,500 shares under the Incentive Compensation Plan. As of the date of this Prospectus there remains 497,500 shares of Common Stock from which the Committee may award performance units or restricted stock or grant non-qualified or incentive stock options, in accordance with the Incentive Compensation Plan. If any option grant or restricted stock or performance award expires, terminates or is forfeited for any reason, the shares subject thereto may be used again under the Incentive Compensation Plan. The shares subject to the Incentive Compensation Plan shall be furnished from either Treasury shares or authorized and unissued shares of Common Stock.

         Termination of Incentive Compensation Plan

         The Incentive Compensation Plan shall terminate on and no awards of performance units or restricted stock or grants of options shall be made after February 28, 2007. However, the termination of the Incentive Compensation Plan shall have no effect on awards of performance units or restricted stock or options made prior thereto.

         Amendment of Incentive Compensation Plan

         The Incentive Compensation Plan may be terminated, modified or amended by the stockholders of the Company. The Board of Directors may also terminate, modify and amend the Incentive Compensation Plan, but no modification or amendment may change (i) the total number of shares reserved for the purposes of the Incentive Compensation Plan; (ii) the class of individuals eligible to receive awards of performance units, restricted stock and options; (iii) the period during which awards of performance units or restricted stock may be made or options may be granted or exercised or (iv) make any change which would prevent an Incentive Stock Option from qualifying as a "incentive stock option" as such term is defined in the then existing Internal Revenue Code. No termination, modification or amendment of the Incentive Compensation Plan may, without consent of the individual to whom an option has been previously granted, affect the right conferred by such option.

         Interpretation

         A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Incentive Compensation Plan, the performance units, restricted stock, the non-qualified option and the incentive stock option agreements shall be conclusive.

         Performance Unit Awards

         Performance units can only be awarded to employees. Performance unit awards may be paid in cash or shares of Common

Stock of the Company, or a combination thereof. Performance units which are awarded to an employee shall have a payment value at the end of the award cycle (the period of not less than one fiscal year over which the performance units granted during a particular year are to be earned out), contingent upon the Company's performance. The Committee has discretion to apply performance measures on an absolute basis or relative to industry indices and conclusively determine whether the measures have been achieved. The Committee also has authority to revise the payment schedules and performance measures formerly determined by it if, in its judgment, significant economic or other changes have occurred which were not foreseeable by it at the time of its initial determination.

         A performance unit award will terminate if the participant does not remain in the employ of the Company during the entire award cycle, except as the Committee otherwise determines and except in the case of death, disability or retirement at age 65 or early retirement with the Company's consent, in which event, if the performance criteria is met, a pro-rata portion of the award will be paid based on the elapsed time of the award cycle prior to death, disability or retirement.

         Restricted Stock Awards

         The Committee is authorized to make restricted stock awards to employees. Directors who are not employees of the Company are not eligible to receive restricted stock awards. Restricted stock may be issued to employees in consideration of (i) cash in an amount not less than the par value thereof or such greater amount as may be determined by the Committee and (ii) the continued employment of the employee during the restricted period. The Committee sets the term of the restricted period, which will in no event be less than one year. During the restricted period, the restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered except in the event of death, whereupon the restriction upon the stock will lapse and the employee's estate will be free to transfer or otherwise dispose of the stock.

         In the event that, during the restricted period the employment of the employee is terminated for any reason (including termination with or without cause by the Company, resignation by the employee or retirement, except retirement with the consent of the Company, which consent may be conditioned upon the performance of consulting services, agreement as to non-competition or such other conditions as may be imposed by the Company), other than termination of employee due to death of the employee, then the shares of restricted stocks held by the employee shall be forfeited to the Company. In the event of such forfeiture, the Company shall reimburse the employee for all amounts paid by the employee for such restricted stock in excess of the par value thereof and the employee shall transfer and return all such restricted stock to the Company.

         Non-Qualified Options

         Under the Incentive Compensation Plan, non-qualified options may be granted to employees, employee-directors, consultants and other individuals who render services to the Company. The option price for each option granted is determined by the Committee. Each option may have a term of not more than 10 years from the date of grant and may be exercisable in installments as prescribed by the Committee.

         Payment for shares issuable pursuant to the exercise of an option may be in (i) cash, (ii) delivery of a full recourse promissory note, (iii) Common Stock of the Company or (iv) a combination of cash, notes and Common Stock or such other alternative payment arrangements as the Committee may fix in its sole discretion. In lieu of payment by the Optionee, Committee may require the optionee to surrender the option or a portion thereof for cancellation and receive cash or shares of Common Stock or a combination thereof equivalent to the appreciated value of the shares covered by the option surrendered for cancellation. The Committee shall have ten business days following delivery of the notice of exercise of the non-qualified options to elect to cancel the shares and issue shares and/or cash representing the aforementioned appreciated value.

         In the event that an employee receiving a non-qualified option does not remain in the employ of the Company for a period determined by the Committee and set forth in the non-qualified option grant and the termination of such employment is for cause or voluntary on the part of the employee, without written consent of the Company, the non-qualified option will terminate on the date of termination of employment. Retirement at age 65 is deemed termination of employment with the Company's consent. In the event of termination of employment other than by reason of death or retirement, the employee may exercise his non-qualified option at any time within three months after such termination (but no later than the option's original term).

         Non-qualified options granted under the Incentive Compensation Plan are non-transferrable otherwise than by will or by the laws of descent and distribution.

         The option grants may contain such provisions as the Committee may determine as appropriate for the adjustment of the number and class of shares subject to such options and the Option Price of the shares covered thereby, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, or exchanges of shares, split-ups, split-offs, liquidations or other similar changes in capitalization, or any distributions to common stockholders, other than cash dividends, and in the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares available under the Incentive Compensation Plan which may be awarded or granted shall be appropriately adjusted by the Committee.

         Incentive Stock Options

         The Company's Incentive Compensation Plan provides for the grant to employees of incentive stock options ("ISO's") to purchase shares of Common Stock of the Company at option prices which are not less than the fair market value of the Company's Common Stock at the date of grant ("fair market value"), except that any ISO's granted to an employee holding 10% or more of the outstanding voting securities of the Company ("10% Stockholder") must be for an option price not less than 110% of fair market value.

         ISO's granted under the Incentive Compensation Plan will expire not more than 10 years from the date of grant (five years from the date of grant in the case of a 10% Stockholder), and the ISO agreements entered into with the holders will specify the extent to which ISO's may be exercised during their respective terms. The aggregate fair market value of the shares of common stock subject to ISO's that become first exercisable by an optionee in a particular calendar year may not exceed $100,000. Payment for shares issued upon the exercise of ISO's may be made in the same manner as provided for the non-qualified options.

         If the employment of an employee is terminated for cause or voluntarily by the employee, his Incentive Stock Option shall expire upon such termination. If the holder of the ISO dies (i) while employed by the Company or (ii) after his termination of employment by reason of retirement at age 65 or earlier with the consent of the Company, the ISO may be exercised by the employee's estate or by a person who acquired the right to exercise the ISOs by bequest, inheritance or by reason of the death of such employee at any time. If the holder of an ISO ceases employment because of permanent and total disability while employed by the Company, the ISO shall be exercisable at any time. However, the ISO may not be exercised after the expiration of the term of the ISO and may be exercised only to the extent that the holder thereof was entitled to exercise the ISO at the time of termination of employment or death.

         ISO grants under the Incentive Compensation Plan are nontransferrable otherwise than by the laws of descent and distribution.

         ISO grants may contain such provisions as the Committee may determine as appropriate for the adjustment of the number and class of shares subject to such ISOs and option prices of the shares covered thereby in the event of changes in the outstanding Common Stock of the Company similar to those which may be contained in non-qualified option grants, provided that in any such event the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any ISO granted from being disqualified as an "incentive stock option" under the existing provisions of the Internal Revenue Code.

         Federal Income Tax Consequences

         Stock Options

         The Company is of the opinion that an employee receiving a stock option exercisable at the current market price at the date of grant (whether an ISO or non-qualified stock option) will not realize any compensation income under the Internal Revenue Code of 1986 as amended ("IRC" or the "Code") upon the grant of the option.

         The exercise of an ISO, which is qualified under Section 422A of the Code, results in no tax consequences to the employee or the

Company. However, the difference between the option price and the fair market value of the underlying stock at the date of exercise is a tax preference item which, under certain circumstances, may give rise to alternative minimum tax liability to the employee in the year of exercise.

         If the stock acquired by the exercise of the ISO is sold within two years from the date of the grant of the option or one year from the date of exercise of such option ("disqualifying disposition"), it will result in taxable compensation income to the employee (and a corresponding deduction to the Company) to the extent of the difference between the exercise price and the lesser of the fair market value of stock on the exercise date or the amount realized on such disposition.

         The exercise of a non-qualified stock option results in immediate taxable income to the individual in an amount equal to the difference between the option price paid (whether in cash or otherwise) and the fair market value of the Company's stock at the date of exercise. The Company will receive a deduction, as compensation paid, equal to the amount included in income by the employee as set forth above.

         The basis of any stock acquired by the employee through a non-qualified option is the amount paid for the stock by an employee plus the amount of taxable income recognized. The basis of stock acquired by the exercise of an ISO, not disposed of in a disqualifying disposition, is the amount paid by the employee.

         Restricted Stock Awards

         The employee will recognize taxable income on restricted stock granted to him at such time as the restriction period lapses. The amount of income will be equal to the difference between the fair market value of such stock and the amount paid by the employee for such restricted shares as of the date the restriction period lapses. Due to liabilities imposed by Rule 16(b) of the Securities Exchange Act of 1934 on certain officers, directors and 10% Stockholders who dispose of stock in the Company held by them during the prohibited period defined by Rule 16(b) (the "16(b) Restriction Period"), such persons may not immediately recognize income as of the date the restriction period lapses. If at such time the employee is subject to the provisions of Rule 16(b), income will not be recognized until the 16(b) Restriction Period lapses. The Company will receive a deduction at such time and in the same amount as the employee includes in his income.

         Performance Units

         An employee will recognize income at such time as an actual payment is made by the Company regardless of whether the employee receives cash or shares of stock in the Company. If, however, the employee receives Company stock and the employee is subject to the provisions of Rule 16(b), then the employee will not recognize income and the Company will not be entitled to a deduction until the 16(b) Restriction Period lapses. Otherwise, the Company will be entitled to a deduction, as an accrual basis taxpayer, at such time when all events which determine the liability to pay the performance award have occurred, and the amount thereof can be determined with reasonable accuracy.

                    1997 Stock Option Plan for Non-Employee
               Directors ("Non-Employee Directors Option Plan")

         General

         The Non-Employee Directors Option Plan was adopted by the Company's Board of Directors in March 1997 and approved by the Company's Stockholders at the Company's annual meeting held on July 25, 1997.

         The Non-Employee Directors Option Plan replaced the Company's 1993 Stock Option Plan for Non-Employee Directors, which plan expired on July 26, 1997, and which plan contained identical provisions to the Non-Employee Directors Option Plan.

         The Non-Employee Directors Option Plan is based upon the Company's belief that stock ownership by non-employee Directors benefits the stockholders by giving such Directors a proprietary interest in the Company and thus aligning the interest of such Directors with those of the stockholders. Additionally, the Non-Employee Directors Option Plan will enhance the Company's ability to attract, retain and suitably reward Directors of exceptional ability.

         There are an aggregate of 50,000 shares of Common Stock reserved for issuance upon the exercise of options granted under the Non-Employee Directors Option Plan.

         The following is a summary of the basic provisions of the Non-Employee Directors Option Plan and its components to the extent applicable, which summary does not purport to be complete and is subject in all respects to the provisions of the Non-Employee Directors Option Plan, to which reference is made. This summary is modified in its entirety by such reference and does not relate, or give effect to provisions of statutory or common law.

         Administration of Non-Employee Directors Option Plan

         The Board of Directors is authorized to administer the Non-Employee Directors Option Plan in accordance with its terms. However, the Board shall have no discretion with respect to the selection of Directors to receive options, the number of shares of Common Stock subject to any such options or the exercise price thereunder.

         Eligibility and Participation

         Only eligible Directors, as defined in the Non-Employee Directors Option Plan, are eligible for grant of options under the Non-Employee Directors Option Plan. An Eligible Director is defined as a director of the Company who is not an employee of the Company or its subsidiaries and has not within one year immediately preceding the time such determination is made, received any award under any plan of the Company providing for the discretionary issuance of stock, stock options or stock appreciation rights. There are currently six Eligible Directors.

         Shares Subject to the Non-Employee Directors Option Plan

         An aggregate of 50,000 shares of Common Stock shall be available for issuance upon the exercise of options granted under the Non-Employee Directors Option Plan. This number is subject to adjustment in the event of a stock split, stock dividend, subdivision or combination of the Common Stock or other changes in corporate structure affecting the Common Stock.

         As of the date of the Annual Stockholders' Meeting, each individual who is then an Eligible Director will be granted an option to purchase 2,500 shares of Common Stock. The options will be nonstatutory stock options, not intended to qualify under Section 422 of the Code as ISO's. The purchase price per share of the Common Stock deliverable upon exercise of the option shall be 100% of the fair market value per share of Common Stock, determined as provided in the Non-Employee Directors Option Plan, on the day the option is granted. Eligible Directors shall pay the exercise price of the options in either cash or in Common Stock. The options granted shall be for a term of not more than 10 years from date of grant. Except as set forth below, options shall be exercisable in whole, or in part, one year after the date of grant.

         Forfeiture

         All outstanding options held by an optionee shall automatically be cancelled upon such optionee's termination of service as an Eligible Director except in the following circumstances - if such termination of service as an Eligible Director occurs by reason of (i) declining to stand for re-election,
(ii) becoming an employee of the Company or a subsidiary, or (iii) becoming disabled (as defined in the Company's Profit Sharing Plan). All outstanding options held by such optionee on the date of such termination shall continue to be fully exercisable for up to five years following the date of such termination, but in no event after the expiration date of the options. In the event of the death of an optionee (whether before or after termination of service as an Eligible Director), all outstanding options held by such optionee and not previously cancelled or expired on the date of death shall be fully exercisable by such optionee's legal representative within one-year after the date of death (without regard to the expiration date of the option specified in accordance with the preceding sentence).

         Mergers, Sales and Change of Control

         In the case of certain mergers, consolidations or combinations of the Company with or into other corporations, and in the event of a Change of Control of the Company, the holder of each option then outstanding shall (unless the Board determines otherwise) have the right to receive, on the date or effective date of such event, a cash or stock payment in an amount calculated as set forth in the Non-Employee Directors Option Plan, which is equivalent to the economic value of the option on such date. Change of control is deemed to have occurred if following (i) a tender or exchange offer for voting securities of the Company (other than any such offer made by the Company) or (ii) a proxy contest for the election of directors of the Company, the persons who were directors of the Company immediately before the initiation of such event (or directors who were appointed by such directors) cease to constitute a majority of the Board of Directors of the Company upon the completion of such tender or exchange offer or proxy contest or within one-year after such completion.

         Plan Amendments

         The Non-Employee Directors Option Plan may be amended by the Board as it shall deem advisable. Without the authorization and approval of the Stockholders, however, the Board may not increase the number of shares which may be purchased pursuant to options granted under the Non-Employee Directors Option Plan, change the requirement that option grants be priced at 100% of fair market value on the date of grant, modify in any respect the class of individuals who constitute Eligible Directors or materially increase the benefits accruing to optionees under the Non-Employee Directors Option Plan. Plan provisions relating to the class of Directors eligible to receive options under the Non-Employee Directors Option Plan and to the price, amount and timing of option grants under the Non-Employee Directors Option Plan may not be amended more than once every six months, other than to comply with changes in applicable law.

         Term of Plan

         Options will be granted to eligible Directors at the Annual Meeting of Stockholders in 1998 and at subsequent Annual Meetings. The Non-Employee Directors Plan shall terminate on the day following the Annual Stockholders Meeting held in the year 2002,unless the Non-Employee Directors Option Plan is extended or terminated at an earlier date by the stockholders.

         Federal Income Tax Consequences

         Under present Federal income tax laws, options granted under the Non-Employee Directors Option Plan would have the following tax consequences.

         When an optionee exercises an option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the Company. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of the exercise, the loss will be treated as long or short term capital loss, depending upon the holding period of the shares.

         The Non-Employee Directors Option Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

         Transfer Agent

         The transfer agent for the Company's Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                      Documents Incorporated by Reference

                  The Company hereby incorporates by reference into this Prospectus, (i) its Annual Report on Form 10-K for the year ended February 22, 1997, (ii) its Form 10-Q report for the period ended May 24, 1997; and (iii) its Proxy Statement for the Annual Meeting of Stockholders held on July 25, 1997. The description of the Company's Common Stock as set forth in the final prospectus contained in the Company's Form S-1 Registration Statement which became effective on August 12, 1987 is also incorporated by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which the Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference. A copy of any such document will be provided by the Company without charge to each person to whom a copy of this Prospectus is delivered or the written or oral request of such person to the Company at 543 Main Street, New Rochelle, New York 10801.
Attention: Susan Handler, Secretary, Telephone No. (914) 576-6400.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the effect that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

                                 Legal Matters

                  The legality of the shares offered hereby have been passed upon by Salon, Marrow & Dyckman, LLP, 685 Third Avenue, New York, New York 10017. Leo Salon, a partner of Salon, Marrow & Dyckman, LLP is a director of the Company and owns 2,250 shares of Common Stock. Mr. Salon has the right to acquire 4,500 shares of Common Stock pursuant to the Company's 1987 Performance Unit, Restricted Stock, Non-qualified Option and Incentive Stock Option Plan. Mr. Salon also has the right to acquire 12,500 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors. Mr. Salon is a director of the Lillian Menasche Vernon Foundation, Inc. a charitable foundation, which foundation owns an aggregate of 543,788 shares of Common Stock.

                                    Experts

                  The Company's consolidated financial statements as of February 22, 1997 and February 24, 1996 and for each of the three fiscal years in the period ended February 22, 1997 and the related supplemental schedules, incorporated by reference in this Registration Statement have been incorporated, herein, in reliance on the reports of Coopers & Lybrand, LLP, independent accountants, given on the authority of the firm as experts in accounting and auditing.

                   Indemnification of Directors and Officers

                  Pursuant to the provisions of the Delaware General Corporation Law, a corporation organized under the laws of the state of Delaware has the power to indemnify a corporate agent (i.e., any person who is or was an officer, director, employee or agent of a corporation) against his expenses and liabilities in any proceeding brought against him or in the defense of any claim, in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation if (a) such corporate agent acted in good faith and a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In certain cases, a corporate agent must be indemnified where he has been successful on the merits or otherwise in defense of any claim, issue or matter therein. In other cases, indemnification may be made by a corporation upon a determination that indemnification is proper in the circumstances because the corporate agent either acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation or in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. In other instances, if a corporation upon application of a corporate agent, has failed or refused to provide for indemnification as either required or permitted, a corporate agent may apply to a court for an award of indemnification.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.

                                    Part II

Item 3.           Incorporation of Documents by Reference

                  The following documents filed with the Commission by Lillian Vernon Corporation, a Delaware corporation (the "Company") are incorporated as to their respective dates in this Registration Statement by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 22, 1997;

                  (b) The Company's Quarterly Report on Form 10-Q for three (3) months ended May 24, 1997;

                  (c) All other reports filed by the Company pursuant to
Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended February 22, 1997; and

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1,
Registration No. 33-15430.

                  All documents filed by the Company with the Commission, pursuant to Section 13, 14 or 15(d) of the Exchange Act hereto, but prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interest of Named Experts and Counsel

                  The legality of the shares offered hereby has been passed upon for the Company by Salon, Marrow & Dyckman, LLP, 685 Third Avenue, New York, New York 10017. Leo Salon, a partner of Salon, Marrow & Dyckman, LLP, a director of the Company, owns 2,250 shares of Common Stock. He has the right to acquire 4,500 shares of Common Stock pursuant to the Company's 1987 Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan. Mr. Salon also has the right to acquire 12,500 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors. Mr. Salon is a director of the Lillian

Menasche Vernon Foundation, Inc. a charitable foundation, which foundation owns an aggregate of 543,788 share of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a Company to the Company or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breaches his duty of loyalty, fails to act in good faith, engages in intentional misconduct or knowingly violates a law, authorizes the payment of a dividend or approves a stock repurchase in violation of the DGCL or obtains an improper personal benefit. The Company's Certificate of Incorporation, a copy of which is incorporated by reference, contains a provision which eliminates directors' personal liability as set forth above.

     Section 145 of the DGCL permits a corporation to indemnify its directors and officers.

     Article IV of the Company's By-Laws provides for indemnification of corporate agents as follows:

    "Section 1. Non-Derivative Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint-venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

    "Section 2. Derivative Actions. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in connection with the defense or settlement of such action or suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

   "Section 3. Expenses. To the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article IV, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith."

    "Section 4. Standard of Conduct. Any indemnification under Sections 1 and 2 of this Article IV (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of the stockholders."

    "Section 5. Undertakings. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding if authorized by the Board of Directors in the specific case and only upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article IV."

    "Section 6. Non-Exclusivity. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise, now or hereafter in effect, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person."

    "Section 7. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article IV or of the General Corporation Law of the State of Delaware."

    "Section 8. Definitions. For the purpose of this Article IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to any employee benefit plan, its participants or beneficiaries; and a person who acting in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article IV".

   "Section 9. Indemnification Agreements. Without limiting the generality of the foregoing, the Company shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Company in connection with their service to or status with the Company or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Company."

     The Company has entered into indemnification agreements with its officers and directors providing for payment of (i) all expenses incurred by an officer and director in connection with any potential liability, (ii) any awards or judgments rendered against said officer and director and (iii) any amount paid in settlement provided that the officer and director did not act in bad faith and acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements provide for advancement of expenses in certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.  EXHIBITS

     3        Articles of Incorporation as amended
              and By Laws(1)

     4.1      1997 Performance Unit, Restricted Stock,
              Non-Qualified Option and Incentive                    E-1
              Option Plan

     4.2      1997 Stock Option Plan for
              Non-Employee Directors                                E-14

     5.1      Opinion of Salon, Marrow & Dyckman, LLP               E-18

              24(a) Consent of Salon, Marrow & Dyckman, LLP to
                    be named in the Registration Statement.
                    Reference is made to Exhibit 5.1 to this Registration Statement which includes such consent.

              24(b) Consent of Coopers & Lybrand, LLP                E-20


ITEM 9.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

               Provided however that paragraphs (a)(l)(i) and (a)(l)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section l5(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

-------------------------
(1) Filed with the Registration Statement on Form S-1 (File No. 33-15430) and with Form 10-Q for the Quarter ended August 28, 1987 and incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized in New Rochelle, New York on this 23rd day of September, 1997.

                        LILLIAN VERNON CORPORATION


Dated:  September 23, 1997  By:  /s/ Lillian Vernon
                               ----------------------------------
                                Lillian Vernon
                                Chairman of the Board
                                and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Lillian Vernon and Robert Mednick and each acting alone, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Lillian Vernon Corporation and on the dates indicated.

     Signature                Title                   Date
     ---------                -----                   ----

  /s/ Lillian Vernon
--------------------
  Lillian Vernon         Chairman of the Board    September 23, 1997
                         of Directors and
                         Chief Executive Officer
                         (Principal Executive
                         Officer)

  /s/ Robert Mednick
---------------------
  Robert Mednick         Vice President-Chief     September 23, 1997
                         Financial Officer
                         (Principal Financial
                         and Accounting Officer)

/s/ Howard P. Goldberg
----------------------
Howard P. Goldberg               President and       September 23, 1997
                                 Director

/s/ David C. Hochberg
----------------------
David C. Hochberg                Vice President -    September 23, 1997
                                 Public Affairs
                                 and Director

/s/ Leo Salon
----------------------
Leo Salon                        Director            September 23, 1997


/s/ William  E. Phillips
----------------------
William E. Phillips              Director            September 23, 1997


/s/ Bert W. Wasserman
----------------------
Bert W. Wasserman                Director            September 23, 1997



--------------------
Richard Berman                   Director            September   , 1997


/s/ Jonah Gitlitz
----------------------
Jonah Gitlitz                    Director            September 23, 1997



/s/ Elizabeth Mugar Eveillard
----------------------
Elizabeth Mugar Eveillard        Director            September 23, 1997

                               INDEX TO EXHIBITS



4.1            1997 Performance Unit, Restricted Stock,            E-1
               Non-Qualified Option and Incentive
               Stock Option Plan.

4.2            1997 Stock Option Plan for Non-Employee Directors   E-14

5.1            Opinion of Salon, Marrow & Dyckman                  E-18

24(a)          Consent of Salon, Marrow & Dyckman
               (included in Exhibit 5.1)

24(b)          Consent of Coopers & Lybrand, LLP                   E-20